EXHIBIT 3.1

                                                                           FILED
                                                                      Sep 8 1983
                                                              Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ACORN VENTURE CAPITAL CORPORATION


     THE  UNDERSIGNED,   in  order  to  form  a  corporation  for  the  purposes
hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST:  The name of the corporation is Acorn Venture  Capital  Corporation.

     SECOND: The registered office of the corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

     THIRD: The purpose of the corporation is to (i) advise, counsel, consult with, and otherwise to render significant managerial assistance to, all types of business and corporate entities in their formation, growth, development, financial planning, marketing, management, practices, general operation, and related activities, and to supply all manner of goods and services and to take all other action necessary to the foregoing, and (ii) engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of common stock which the corporation is authorized to issue is 10,000,000, $.01 par value.

     FIFTH: The name and address of the sale incorporator is as follows:

          NAME                     ADDRESS

          Stephen A. Ollendorff    405 Lexington Avenue
                                   New York, New York 10174

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

     (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

     (2) The Board of Directors shall have power without the assent or vote of the stockholders:

     (a) To make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any party of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

     (b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the Stock Ledger) or any of them, shall be open to the inspection of the stockholders.

     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     EIGHTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     The  undersigned  incorporator  affirms that the statements made herein are
true  under  the  penalties  of  perjury  and  executes  this   Certificate   of
Incorporation the 7th day of September, 1983.

                                                   Stephen  A.  Ollendorff(L.S.)
                                                   -----------------------------
                                                   Stephen A. Ollendorff

                                                                      8603300370
                                                                           FILED
                                                                NOV 26 1986 9 AM
                                                              SECRETARY OF STATE

                           CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION OF

                        ACORN VENTURE CAPITAL CORPORATION

                 ----------------------------------------------

            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware
            --------------------------------------------------------

         I, BERT SAGER, President of ACORN VENTURE CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: The Certificate of Incorporation of the Corporation is amended to include a new Article, TENTH, to read as follows:

     "No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any action or omission occurring prior to the effective date of this Article TENTH."

     SECOND: Such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the approval of the holders of a majority of the outstanding shares of capital stock entitled to vote at an annual meeting of stockholders duly called and held for such purpose.

     IN WITNESS WHEREOF, I have signed this Certificate on this 14th day of November, 1986.

                                                     Bert. Sager
                                                    ----------------------------
                                                     Bert. Sager, President

Attested to:

Stephen A. Ollendorff
----------------------
Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/23/1993
                                                             753266111 - 2016590


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                        ACORN VENTURE CAPITAL CORPORATION

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Acorn Venture Capital Corporation.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new Article:

     "FOURTH: The total number of shares of common stock which the Corporation is authorized to issue is Twenty Million (20,000,000) shares, $.01 par value."

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the approval of the holders of a majority of the outstanding shares of capital stock entitled to vote at an annual meeting of stockholders duly called and held for such purpose.

     IN WITNESS WHEREOF, we have signed this Certificate this 21st day of September, 1993.

                                                         Stephen  A.  Ollendorff
                                                          ----------------------
                                                          Stephen  A. Ollendorff
                                                                       President

Attest:

Marian E. Gustafson
------------------------
Marian E. Gustafson
Assistant Secretary

                                                                         8736814
                                                                           FILED
                                                                NOV 13 1997 9 AM
                                                                EDWARD J. FREEL,
                                                              SECRETARY OF STATE
                                                               STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ACORN VENTURE CAPITAL CORPORATION

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Acorn Venture Capital Corporation.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article:

     "FIRST: The name of the Corporation is ACORN HOLDING CORP."

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the approval of the holders of a majority of the outstanding shares of capital stock entitled to vote at a special meeting of stockholders duly called and held for such purpose.

     IN WITNESS WHEREOF, we have signed this Certificate this 3rd day of November, 1997.

                                                           Stephen A. Ollendorff
                                                    ----------------------------
                                                          Stephen A. Ollendorff,
                                                              Chairman and Chief
                                                               Executive Officer

Attest:

Marian E. Gustafson
--------------------------------
Marian E. Gustafson
Assistant Secretary